Exhibit 99.1

News Release

Uranium Resources Announces Option Agreement to Purchase Lithium Brine Claims Expanding its Columbus Basin Project in Nevada

CENTENNIAL, Colo., March 27, 2017 – Uranium Resources, Inc. (URI) (Nasdaq: URRE; ASX: URI), announced today that its wholly-owned subsidiary, Lithium Holdings Nevada LLC, entered into an Option Agreement on March 24, 2017 to purchase a block of unpatented placer mining claims covering an area of approximately 3,040 acres within the Columbus Salt Marsh area of Esmeralda County, Nevada.  The claims adjoin a portion of the Company’s current property holdings at its Columbus Basin Project, expanding the project area within the basin to over 14,200 acres.

As consideration for the grant of the option, URI made a one-time cash payment of $75,000 and will pay to the Bureau of Land Management the annual mining claim maintenance fees associated with the claims by August 15, 2017, estimated at $23,560. During the one-year Option Period, URI will have the right to conduct exploration activities on the claims. Under the provisions of the Option Agreement, the Company may acquire, on or before March 24, 2018, an undivided 100% interest in the mineral property claims for the following consideration:

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200,000 shares of URI common stock at closing, with a registration statement to be filed with the SEC within 90 days of issue;

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A 1 % net smelter return royalty (NSR) payable from any production and sale of lithium derived from the claims.

Chris Jones, URI’s President and CEO said, “We continue to be excited about the potential of the Columbus Basin Project.  This is a considerable addition to our holdings there, and expands our coverage in what we believe to be the deepest and highest potential part of the basin.  We will immediately integrate this ground into our exploration plans for this year.”

About the Optioned Mining Claims

The claims subject to this Option Agreement are situated in the southern portion of the Columbus Salt Marsh, a closed drainage basin located in western Nevada, approximately 45 miles (72 kilometers) west of the town of Tonopah and about 140 miles (227 kilometers) southeast of the city of Reno. The claim block is contiguous with URI’s western claim block at the Columbus Basin Project, and is situated over a portion of the deepest area of the basin, as identified by geophysical survey data.

Previously completed grid geochemical sampling by URI personnel across the Columbus Basin detected strong lithium anomalies in near surface sediments (please refer to our News Release of February 22, 2017 for details) that appear to extend onto the claims covered by this Option Agreement. In addition to the results of URI’s detailed sampling plan on the claims adjacent to the Optioned property, the property owner collected a brine sample from a shallow pit on the optioned claims that returned a value

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of 240 mg/L (milligrams per liter) of lithium, as reported by Western Environmental Testing Laboratory (WETLAB), an independent analytical laboratory based in Reno, Nevada. This result is similar to assays received by the Company for samples previously collected from this locality. These geochemical results highlight the potential of the Columbus Basin project area for the discovery of lithium-enriched brines.

The claims acquired through the Option Agreement will be immediately integrated into the URI’s planned exploration activities for 2017.  Those activities include the completion of the ongoing geophysical data review and reinterpretation (please refer to our News Release of March 6, 2017),  additional geophysical survey work to complement the existing acquired data, and finalization of a drilling and hydrogeologic field program to be executed in the second half of 2017.

About Uranium Resources

URI is focused on expanding its energy metals strategy, which includes developing its new lithium business while maintaining optionality on the future rising uranium price.  The Company has developed a dominant land position in two prospective lithium brine basins in Nevada and Utah for exploration and potential development of any lithium resources that may be discovered there.  In addition, URI remains focused on advancing the Temrezli in-situ recovery (ISR) uranium project in Central Turkey when uranium prices permit economic development of this project. URI controls extensive exploration properties in Turkey under eight exploration and operating licenses covering approximately 39,000 acres (over 16,000 ha) with numerous exploration targets, including the potential satellite Sefaatli Project, which is 30 miles (48 km) southwest of the Temrezli Project. In Texas, the Company has two licensed and currently idled uranium processing facilities and approximately 11,000 acres (4,400 ha) of prospective ISR uranium projects. In New Mexico, the Company controls mineral rights encompassing approximately 186,000 acres (75,300 ha) in the prolific Grants Mineral Belt, which is one of the largest concentrations of sandstone-hosted uranium deposits in the world. Incorporated in 1977, URI also owns an extensive information database of historic drill hole logs, assay certificates, maps and technical reports for uranium properties located in the Western United States.

Cautionary Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. All statements addressing events or developments that the Company expects or anticipates will occur in the future, including but not limited to statements relating to developments at the Company’s projects, including future exploration costs and results on the optioned claims, are forward-looking statements.  Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties.  These risk factors and uncertainties include, but are not limited to, (a) the Company’s ability to raise additional capital in the future; (b) spot price and long-term contract price of uranium and lithium; (c) risks associated with our foreign operations, (d) operating conditions at the Company’s projects; (e) government and tribal regulation of the uranium industry, the lithium industry, and the power industry; (f) world-wide uranium and lithium supply and demand, including the supply and demand for lithium-based batteries; (g) maintaining sufficient financial assurance in the form of sufficiently collateralized surety instruments; (h) unanticipated geological, processing, regulatory and legal or other problems the Company may encounter in the jurisdictions where the Company operates, including in Texas, New Mexico, Utah, Nevada and Turkey; (i) the ability of the Company to enter into and successfully close acquisitions or other material transactions;  (j) the results of the Company’s lithium brine exploration activities at the

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Columbus Basin and Sal Rica Projects, and (k) other factors which are more fully described in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

Competent Person’s Statement

Technical information in this news release is based on data reviewed by Matthew Hartmann, who is Director – Technical Services of Uranium Resources, Inc.  Mr. Hartmann is a “Qualified Person” as defined by Canadian National Instrument 43-101, and a “Competent Person” as defined in the 2012 Edition of the “Australasian Code for Reporting Exploration Results, Mineral Resources and Ore Reserves” (JORC Code).  He is a Licensed Professional Geologist, and a Registered Member of the Society of Mining, Metallurgy & Exploration (No. 4170350RM).  Mr. Hartmann has appropriate experience that is relevant to the evaluation of the style and nature of mineral deposits relating to this document.  Mr. Hartmann consents to the inclusion in this release of the matters based on their information in the form and context in which they appear.

Uranium Resources Contact:
Christopher M. Jones, President and CEO	Jeff Vigil, VP Finance and CFO
303.531.0472	303.531.0473

Info@uraniumresources.com

www.uraniumresources.com

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